UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2019

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2019, the board of directors (the “Board”) of Talos Energy Inc. (the “Company”) appointed Gregory Babcock to serve as the Company’s Chief Accounting Officer (Principal Accounting Officer), effective as of August 26, 2019. The biographical information for Mr. Babcock is included below.

Mr. Babcock succeeds Shannon E. Young III, who was initially appointed to serve as the Company’s Executive Vice President and Chief Financial Officer (Principal Financial Officer) on May 16, 2019 and was subsequently appointed to also serve as the Company’s Chief Accounting Officer (Principal Accounting Officer) on an interim basis, effective August 13, 2019. Effective as of August 26, 2019, Mr. Young ceased to serve as the Company’s Chief Accounting Officer.

Mr. Babcock, 36, has served as the Company’s Corporate Controller since May 2018 and in that role has been responsible for overseeing the Company’s accounting functions. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a M.S. in Finance and B.B.A. in Accounting from Texas A&M University.

In connection with his appointment, the Board approved the Company’s provision of a promotion letter to Mr. Babcock (the “Promotion Letter”). Pursuant to the terms of the Promotion Letter, Mr. Babcock will be eligible to receive an annualized base salary of $260,000. Mr. Babcock will continue to be eligible to participate in the Company’s annual bonus program, with a target bonus equal to 50% of his annualized base salary for 2019, subject to the achievement of any applicable performance criteria and the terms and conditions of the program. The Promotion Letter also provides that Mr. Babcock will continue to be eligible to receive awards under the Talos Energy Inc. Long Term Incentive Plan (the “LTIP”), subject to approval by the Board and the terms and conditions of the LTIP, with an annual target value equal to 50% of his annualized base salary, beginning in 2020.

There are no related party transactions between the Company and Mr. Babcock reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Babcock and any other persons pursuant to which he was appointed as an officer of the Company and Mr. Babcock does not have any familial relationships with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

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